EXHIBIT 21.1

SUBSIDIARIES OF CONTINENTAL RESOURCES, INC.

Continental Resources of Illinois, Inc., an Oklahoma corporation

Banner Pipeline Company, L.L.C., an Oklahoma limited liability company